Exhibit 4.1

MARKETO, INC.

FORM OF SECOND AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is  made as of May 22, 2013 by and among Marketo, Inc., a Delaware corporation (the “Company”), and the undersigned holders of the Company’s capital stock.

WHEREAS, the Company and certain holders of the Company’s capital stock previously entered into the Amended and Restated Investors’ Rights Agreement dated November 15, 2011, as amended by the Amendment and Joinder Agreement dated April 17, 2012 by and among the Company and certain holders of the Company’s capital stock (the “Rights Agreement”);

WHEREAS, the Company has entered into a Common Stock Purchase Agreement with Battery Ventures IX, L.P. and Battery Investment Partners IX, LLC (together, “Battery Ventures”) dated as of May 3, 2013 (the “Purchase Agreement”) pursuant to which Battery Ventures will purchase shares of the Company’s common stock (the “Shares”) immediately following the closing of the Qualified IPO (as defined therein) (the “Closing”); and

WHEREAS, the Company and the undersigned holders of the requisite number of shares of Company capital stock under the Rights Agreement now desire to amend the terms of the Rights Agreement as set forth herein to include the Shares as Registrable Securities under the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.              Amendment to Section 1.1(g). Section 1.1(g) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(g)                      The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the Common Stock issued pursuant to that certain Common Stock Purchase Agreement by and among the Company, Battery Ventures IX, L.P. and Battery Investment Partners IX, LLC dated May 3, 2013 and (iii) any Common Stock of the Company issued as (or issuable upon conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.”

2.              Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

3.              Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.              Titles and Subtitles.  The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

5.              Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.              Rights Agreement. Wherever necessary, all other terms of the Rights Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Rights Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

MARKETO, INC.,
a Delaware corporation

By:	/s/ Phillip M. Fernandez

Name:	Phillip M. Fernandez

Title:	President & CEO

[Signature Page to Second Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BATTERY VENTURES IX, L.P.

By:	Battery Partners IX, LLC
General Partner

By:	/s/ Neeraj Agrawal

Name:	Neeraj Agrawal

Title:	Member Manager

BATTERY INVESTMENT PARTNERS IX, LLC

By:	Battery Partners IX, LLC
Managing Member

By:	/s/ Neeraj Agrawal

Name:	Neeraj Agrawal

Title:	Member Manager

[Signature Page to Second Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INSTITUTIONAL VENTURE PARTNERS XII, L.P.

By:	Institutional Venture Management XII LLC
General Partner

By:	/s/ Norman A. Fogelsong

Name:	Norman A. Fogelsong

Title:	Managing Director

INSTITUTIONAL VENTURE PARTNERS XIII, L.P.

By:	Institutional Venture Management XIII LLC
General Partner

By:	/s/ Norman A Fogelsong

Name:	Norman A. Fogelsong

Title:	Managing Director

[Signature Page to Second Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INTERWEST PARTNERS IX, L.P.

By: InterWest Management Partners IX, LLC

By:	/s/ Doug Pepper

Name:	Doug Pepper

Title:	General Partner

[Signature Page to Second Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

MAYFIELD XIII,
a Cayman Islands Exempted Limited Partnership

By:	MAYFIELD XIII MANAGEMENT (EGP), L.P., a Cayman Islands Exempted Limited Partnership
General Partner

By:	MAYFIELD XIII MANAGEMENT (UGP), LTD., a Cayman Islands Exempted Limited Company
General Partner

By:	/s/ Robin Vasan

Name:	Robin Vasan

Title:	Authorized Signatory

[Signature Page to Second Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

STORM VENTURES FUND III, L.P.

By:	Storm Venture Associates III, L.L.C.
General Partner

By:	/s/ Tae Hea Nahm

Name:	Tae Hea Nahm

Title:	Managing Member

STORM VENTURES AFFILIATES FUND III, L.P.

By:	Storm Venture Associates III, L.L.C.
General Partner

By:	/s/ Tae Hea Nahm

Name:	Tae Hea Nahm

Title:	Managing Member

STORM VENTURES PRINCIPALS FUND III, L.L.C.

By:	Storm Venture Associates III, L.L.C.
General Partner

By:	/s/ Tae Hea Nahm

Name:	Tae Hea Nahm

Title:	Managing Member

[Signature Page to Second Amendment to Amended and Restated Investors’ Rights Agreement]